UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2025, Spectrum USA I, LLC, (the “Borrower”), an indirect wholly owned subsidiary of AST SpaceMobile, Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with Sound Point Agency LLC, as administrative agent and collateral agent (the “Agent”), and the lenders from time to time party thereto.

The Credit Agreement provides for a non-recourse senior secured delayed draw term loan facility in an aggregate principal amount of $550,000,000 (the “Facility”). The Credit Agreement documents the $550,000,000 institutional financing commitment described in the Company’s Current Report on Form 8-K filed on January 7, 2025 and Current Report on Form 8-K filed on June 26, 2025. The proceeds of the loan borrowed under the Facility will be used to support certain payment obligations owed to Ligado Networks, LLC (“Ligado Networks”) relating to the agreed transaction with Ligado Networks to secure access to up to 45 MHz of lower mid-band spectrum in the United States and Canada for direct-to-device satellite applications (the “Ligado Transaction”), as further described in the Company’s Current Report on Form 8-K filed on March 24, 2025 and Current Report on Form 8-K filed on June 26, 2025.

The Facility will be available to the Borrower upon the satisfaction of certain conditions, including, among others, (i) entry into security documents and other related documents, (ii) receipt of all required regulatory and FCC approvals relating to the Ligado Transaction, (iii) confirmation and occurrence of certain bankruptcy-related events pertaining to Ligado Networks and (iv) certain other customary conditions to funding.

The Facility will be available to draw until October 5, 2026. The Borrower may elect to extend the availability period for an additional 180 days subject to payment of an additional 1% fee on the total commitments. The loan under the Facility will bear interest at a floating rate, at the Borrower’s election, equal to (a) Term SOFR plus an applicable margin of 8.0% per annum or (b) an alternate base rate plus an applicable margin of 9.0% per annum. The scheduled maturity date of the loan once funded will be (i) 60 months after the funding date if funding occurs on or prior to 6 months after March 5, 2025, (ii) 54 months after the funding date if funding occurs later than 6 months but on or before 12 months after March 5, 2025, or (iii) 48 months after the funding date if funding occurs later than 12 months after March 5, 2025. Subject to certain exceptions, the Credit Agreement requires the Borrower to pay a prepayment premium if the loan is repaid before maturity. If prepayment occurs within the first 6 months after funding, the premium is a “make-whole” amount equal to the present value of all interest that would have been payable through maturity. For prepayments made after 6 months but before 18 months, the premium is 3% of the principal prepaid; for prepayments after 18 months but before 30 months, the premium is 1%. No premium applies to prepayments occurring 30 months or more after the funding date.

The Borrower’s obligations under the Credit Agreement will be secured by a first-priority lien on substantially all of the Borrower’s assets. AST & Science, LLC (“AST LLC”), a wholly owned direct subsidiary of the Company, will also grant security over all of the equity interests in the Borrower. In connection with the Credit Agreement, AST LLC will form a wholly-owned special purpose subsidiary which will act as a guarantor under the Credit Agreement and provide security over substantially all of its assets, and will enter into certain agreements with AST LLC, pursuant to which it will purchase and collect certain receivables related to revenues generated from use of the spectrum. The Borrower’s obligations under the Credit Agreement will not be guaranteed by the Company or any of its subsidiaries and will not be secured by any assets of the Company or any of its subsidiaries, except to the extent stated above. In addition, the affirmative and negative covenants contained in the Credit Agreement (as described further below), only apply to the Borrower and any entity that becomes a guarantor under the Credit Agreement, and do not restrict the Company or any of its subsidiaries, other than the Borrower and any guarantor.

The Credit Agreement includes customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, investments, asset dispositions, mergers, affiliate transactions, and dividends, as well as requirements relating to use of proceeds, compliance with specified agreements, FCC and other regulatory requirements, among other covenants as more fully described in the Credit Agreement. Further, at all times following the funding date, the Borrower will be required to comply with a minimum liquidity covenant which will be calculated by reference to regular usage payments owed to Ligado Networks in connection with the Ligado Transaction. The Credit Agreement also contains customary events of default (subject to grace periods, where applicable), including, among others, failure to pay principal or interest, cross-defaults to other agreements, breaches of representations and warranties, covenant defaults, the occurrence of a change of control and certain bankruptcy and insolvency events.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 15, 2025, by and among, Spectrum USA I, LLC, as borrower, Sound Point Agency LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date:	July 18, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer